POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of ICURIE, INC., a Nevada corporation (the “Company”), does hereby constitute and appoint HAKAN WRETSELL and MICHAEL KARPHEDEN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2005 (the “Form 10-KSB”), including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer, or both, of the Company, as indicated below opposite his signature, to the Form 10-KSB or any amendments or papers supplemental thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of the, shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Hakan Wretsell Hakan Wretsell	President, Chief Executive Officer and Director	March 9, 2006
/s/ Dr. Jeong Hyun Lee Dr. Jeong Hyun Lee, Ph.D.	Chief Technology Officer and Director	March 9, 2006
/s/ Michael Karpheden Michael Karpheden	Chief Operating Officer, Chief Financial Officer and Secretary	March 9, 2006
/s/ Alan B. Miller Alan B. Miller	Director	March 9, 2006
/s/ David H. Clarke David H. Clarke	Director	March 9, 2006
/s/ Peter Rugg Peter Rugg	Director	March 9, 2006
/s/ Gregory Osborn Gregory Osborn	Director	March 9, 2006